OAKWOOD MORTGAGE INVESTORS, INC. 1999-D                                                                      REPORT DATE:     4/7/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                         POOL REPORT #         8
REMITTANCE REPORT                                                                                            Page 1 of 6
REPORTING MONTH:                     March-00



                                              Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------------------------------------------------------

Beginning                                                                                                      Ending
Principal                  Scheduled          Prepaid               Liquidated         Contracts               Principal
Balance                    Principal          Principal             Principal          Repurchased             Balance
------------------------------------------------------------------------------------------------------------------------------------
279,580,003.58           (308,916.64)        (1,025,778.46)       (576,129.03)             0.00              277,669,179.45
====================================================================================================================================


--------------------------

Beginning                 Scheduled                                   Scheduled                                   Amount
Principal                 Gross                Servicing              Pass Thru             Liquidation           Available for
Balance                   Interest             Fee                    Interest              Proceeds              Distribution
------------------------------------------------------------------------------------------------------------------------------------
279,580,003.58           2,222,547.18             232,983.34          1,989,563.84            408,454.94           3,965,697.22
====================================================================================================================================





                                               Certificate Account
------------------------------------------------------------------------------------------------------------------------------------

        Beginning                          Deposits                                          Investment               Ending
         Balance               Principal            Interest          Distributions           Interest                Balance
------------------------------------------------------------------------------------------------------------------------------------

        1,231,373.98         1,904,853.24         2,238,643.40      (4,047,944.69)              4,093.05              1,331,018.98
====================================================================================================================================


                                P&I Advances at Distribution Date
--------------------------------------------------------------------------------------


      Beginning              Recovered              Current              Ending
       Balance               Advances              Advances             Balance
--------------------------------------------------------------------------------------



       1,247,654.15         (1,060,425.64)         1,336,328.41       1,523,556.92
======================================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 1999-D                                                                  REPORT DATE:        4/7/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                     POOL REPORT #           8
REMITTANCE REPORT
REPORTING MONTH:                                           March-00                                      Page 2 of 6


Class B Crossover Test                                                                                          Test Met?
-----------------------------------------------------------------------------------------                     ---------------
(a) Remittance date on or after March 2004                                                                          N


(b) Average 60 day Delinquency rate <=               5.5%                                                           Y




(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

                MAR 2004 - AUG 2005                  7%                                                             N
                SEP 2005 - AUG 2006                  8%                                                             N
                SEP 2006 - FEB 2008                  9.5%                                                           N
                10.5 THEREAFTER                      10.5%                                                          N


(e) Current realized loss ratio <=                   3.00%                                                          Y

(f) Does subordinated cert. percentage equal or
     exceed                                          46.375%
     of stated scheduled pool balance

                Beginning M balances                                                            36,270,000.00

                Beginning B balances                                                            33,248,000.00

                Overcollateralization                                                           13,601,000.00
                                                                                         ---------------------
                                                                                                83,119,000.00
                Divided by beginning pool
                balance                                                                        279,580,003.58
                                                                                         ---------------------
                                                                                                      29.730%       N
                                                                                         =====================

Average 60 day delinquency ratio:


                                 Over 60s            Pool Balance        %
                      ------------------------------------------------------------

Current Mo                    8,563,865.64          277,669,179.45     3.08%
1st Preceding Mo              7,382,433.62          279,580,003.58     2.64%
2nd Preceding Mo              7,420,729.60          281,386,592.12     2.64%
                                                        Divided by       3
                                                                   ---------------
                                                                       2.79%
                                                                   ===============












Cumulative loss ratio:

                         Cumulative losses              292,560.80
                                           ------------------------
Divided by Initial Certificate Principal            302,250,407.75     0.097%
                                                                   ===============




Current realized loss ratio:

                          Liquidation                   Pool
                             Losses                   Balance
                      ---------------------------------------------




Current Mo                      167,674.09          279,580,003.58
1st Preceding Mo                 86,979.59          281,386,592.12
2nd Preceding Mo                 37,907.12          283,061,718.88
                      ---------------------------------------------
                                292,560.80          281,342,771.53     0.416%
                                                                   ===============


OAKWOOD MORTGAGE INVESTORS, INC. 1999-D                                                             REPORT DATE:           4/7/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                POOL REPORT #               8
REMITTANCE REPORT                                                                                   Page 3 of 6
REPORTING MONTH:                                          March-00



                                                                       Delinquency Analysis

                                                     31 to 59 days            60 to 89 days              90 days and Over

             No. of          Principal                     Principal                Principal                  Principal
             Loans            Balance            #          Balance        #         Balance           #        Balance
          -------------------------------------------------------------------------------------------------------------------
Non Repos     5,882       274,274,545.56         94       3,749,330.38    44       2,024,266.25       71      3,219,930.07

    Repos        91         3,394,633.89          2          74,964.57     3         117,657.00       86      3,202,012.32
          -------------------------------------------------------------------------------------------------------------------

    Total     5,973       277,669,179.45         96       3,824,294.95    47       2,141,923.25      157      6,421,942.39
          ===================================================================================================================



                                                                          Repossession Analysis
                                                                    -----------------------------------
                                            Active Repos                 Reversal        Current Month
                 Total Delinq.              Outstanding                (Redemption)          Repos               Cumulative Repos

                       Principal                   Principal             Principal             Principal              Principal
              #         Balance            #        Balance         #      Balance      #       Balance           #    Balance
          -------------------------------------------------------------------------------------------------------------------------
Non Repos     209      8,993,526.70       91      3,394,633.89      0       0.00      34        1,264,150.97   123     4,417,874.73

    Repos      91      3,394,633.89
          --------------------------

    Total     300     12,388,160.59
          ==========================

             5.0%             4.46%
          ==========================

OAKWOOD MORTGAGE INVESTORS, INC. 1999-D                                                                   REPORT DATE:        4/7/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                      POOL REPORT # 8
REMITTANCE REPORT
REPORTING MONTH:                                      March-00                                            Page 4 of 6

REPOSSESSION LIQUIDATION REPORT



                                                Liquidated
    Account              Customer               Principal            Sales           Insur.           Total          Repossession
    Number                 Name                  Balance            Proceeds         Refunds         Proceeds          Expenses
------------------------------------------------------------------------------------------------------------------------------------
   1855188      AMY K GWYN                      20,320.80          23,400.00        220.76          23,620.76         6,177.00
   1965235      DOMINGO MERCADO                 23,913.36          24,500.00        920.26          25,420.26         6,210.00
   1968742      JOEY R CALLAHAN                 30,068.34          30,900.00      2,770.36          33,670.36         6,402.00
   1972991      WILLIAM D KEARBY                35,012.13          32,400.00        750.14          33,150.14         6,447.00
   1973551      JOHN H CARR                     36,864.46          34,500.00      3,033.50          37,533.50         6,510.00
   1975226      STEPHANIE D ESPINOS             50,522.03          46,800.00      1,471.53          48,271.53         9,789.00
   1977628      VIRNA L ROSSER                  46,697.61          48,750.00      1,712.50          50,462.50         9,847.50
   1978964      TANYA M WORMSLEY                35,345.49          35,000.00      2,409.37          37,409.37         6,525.00
   1981927      RONALD E MOSIER                  7,364.62           2,000.00        825.81           2,825.81           845.00
   1992312      JERRY LOWERY                    28,800.95          30,500.00        448.30          30,948.30         6,390.00
   1993815      JACK H WHITE                    66,908.23          65,000.00        533.24          65,533.24        10,335.00
   2004687      WANDA W ELLIS                   41,577.86          36,400.00      1,284.47          37,684.47         6,567.00
   2007649      MARION JOSHUA                   36,937.11          36,500.00      3,224.67          39,724.67         6,570.00
   2010171      JOSCELYN SPEIGHTS               14,565.97           7,500.00        244.43           7,744.43           845.00
   2020527      MATTHEW G COOPER                14,845.41           3,900.00        276.96           4,176.96           845.00
   2022317      CYNTHIA NETTERVILLE             30,957.21          29,400.00      1,626.01          31,026.01         6,357.00
   2023406      DORIS SEARS                     33,088.21          32,900.00        380.92          33,280.92         6,462.00
   2023901      DAVID E WRIGHT                  22,339.24          22,400.00      2,732.65          25,132.65         6,147.00
                                                                                                         0.00
                                                                                                         0.00
                                                                                                         0.00
                                                                                                         0.00
                                                                                                         0.00
                                                                                                         0.00
                                                                                                         0.00
                                                                                                         0.00
                                                                                                         0.00
                                                                                                         0.00
                                            ----------------------------------------------------------------------------------------
                                               576,129.03         542,750.00     24,865.88         567,615.88       109,270.50
                                            ========================================================================================






                    Net                                                          Net              Current
    Account     Liquidation          Unrecov.                                 Pass Thru          Period Net      Cumulative
    Number        Proceeds           Advances             FHA Ins             Proceeds          Gain/(Loss)      Gain/(Loss)
----------------------------------------------------------------------------------------------------------------------------------
   1855188       17,443.76            1,968.50                0.00             15,475.26        (4,845.54)
   1965235       19,210.26            1,645.57                0.00             17,564.69        (6,348.67)
   1968742       27,268.36            2,698.91                0.00             24,569.45        (5,498.89)
   1972991       26,703.14            3,100.67                0.00             23,602.47       (11,409.66)
   1973551       31,023.50            4,280.17                0.00             26,743.33       (10,121.13)
   1975226       38,482.53            3,051.79                0.00             35,430.74       (15,091.29)
   1977628       40,615.00            3,513.98                0.00             37,101.02        (9,596.59)
   1978964       30,884.37            3,246.35                0.00             27,638.02        (7,707.47)
   1981927        1,980.81            2,223.82                0.00               (243.01)       (7,607.63)
   1992312       24,558.30            2,727.55                0.00             21,830.75        (6,970.20)
   1993815       55,198.24            4,823.46                0.00             50,374.78       (16,533.45)
   2004687       31,117.47            3,219.17                0.00             27,898.30       (13,679.56)
   2007649       33,154.67            2,614.86                0.00             30,539.81        (6,397.30)
   2010171        6,899.43            1,659.15                0.00              5,240.28        (9,325.69)
   2020527        3,331.96            1,563.50                0.00              1,768.46       (13,076.95)
   2022317       24,669.01            2,486.28                0.00             22,182.73        (8,774.48)
   2023406       26,818.92            2,657.42                0.00             24,161.50        (8,926.71)
   2023901       18,985.65            2,409.29                0.00             16,576.36        (5,762.88)
                      0.00                                                          0.00             0.00
                      0.00                                                          0.00             0.00
                      0.00                                                          0.00             0.00
                      0.00                                                          0.00             0.00
                      0.00                                                          0.00             0.00
                      0.00                                                          0.00             0.00
                      0.00                                                          0.00             0.00
                      0.00                                                          0.00             0.00
                      0.00                                                          0.00             0.00
                      0.00                                                          0.00             0.00
               -------------------------------------------------------------------------------------------
                458,345.38           49,890.44                0.00            408,454.94      (167,674.09)       (292,560.80)
               ==============================================================================================================
                                                                                                                        0.00
                                                                                                                       ======


OAKWOOD MORTGAGE INVESTORS, INC. 1999-D                                                                      REPORT DATE:     4/7/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                         POOL REPORT #         8
REMITTANCE REPORT
REPORTING MONTH:                                               March-00                                      Page 5 of 6

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL
                                                             Beginning         Beginning
SENIOR                             Original Certificate      Certificate   Principal Shortfall  Current Principal       Current
CERTIFICATES                             Balance               Balance         Carry-Over                Due         Principal Paid
A-1                                    226,687,000.00     202,510,557.03          0.00               1,910,824.13     1,910,824.13









                                   -------------------------------------------------------------------------------------------------
Total Certificate Principal Bal.       226,687,000.00     202,510,557.03          0.00               1,910,824.13     1,910,824.13
                                   =================================================================================================

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL                                                                                                         Accelerated
                                      Ending Principal     Principal           Ending                           Principal Paid
SENIOR                                Shortfall Carry-    Distribution       Certificate                           Per $1,000
CERTIFICATES                                Over             Amount            Balance         Pool Factor        Denomination

A-1                                            0.00         63,439.79     200,536,293.11         88.46396%           8.70921









                                  -------------------------------------------------------
Total Certificate Principal Bal.               0.00         63,439.79     200,536,293.11
                                  =======================================================


                                                             Beginning         Beginning
SUBORDINATE                         Original Certificate     Certificate   Principal Shortfall  Current Principal       Current
CERTIFICATES                              Balance              Balance         Carry-Over                Due         Principal Paid

M-1                                     22,669,000.00      22,669,000.00          0.00                  0.00             0.00
M-1 Outstanding Writedown                                           0.00

M-2                                     13,601,000.00      13,601,000.00          0.00                  0.00             0.00
M-2 Outstanding Writedown                                           0.00

B-1                                     16,624,000.00      16,624,000.00          0.00                  0.00             0.00
B-1 Outstanding Writedown                                           0.00

B-2                                     16,624,000.00      16,624,000.00          0.00                  0.00             0.00
B-2 Outstanding Writedown                                           0.00

Excess Asset Principal Balance           6,045,407.75       7,551,446.55
                                   ------------------------------------------------------------------------------------------------

Total Excluding Writedown Balances      75,563,407.75      77,069,446.55          0.00                  0.00             0.00
                                   ================================================================================================

All Certificates Excluding
    Writedown Balances                 302,250,407.75     279,580,003.58          0.00          1,910,824.13     1,910,824.13
                                   ================================================================================================

                                                                         Accelerated
                                   Ending Principal     Current           Principal          Ending                   Principal Paid
SUBORDINATE                         Shortfall Carry-   Writedown/       Distribution       Certificate                   Per $1,000
CERTIFICATES                              Over         (Writeup)           Amount            Balance      Pool Factor   Denomination

M-1                                          0.00            0.00                        22,669,000.00    100.00000%       0.00000
M-1 Outstanding Writedown                                    0.00                                 0.00

M-2                                          0.00            0.00                        13,601,000.00    100.00000%       0.00000
M-2 Outstanding Writedown                                    0.00                                 0.00

B-1                                          0.00            0.00                        16,624,000.00    100.00000%       0.00000
B-1 Outstanding Writedown                                    0.00                                 0.00

B-2                                          0.00            0.00                        16,624,000.00    100.00000%       0.00000
B-2 Outstanding Writedown                                    0.00                                 0.00

Excess Asset Principal Balance                                            (63,439.79)     7,614,886.34
                                  ---------------------------------------------------------------------

Total Excluding Writedown Balances           0.00            0.00         (63,439.79)    77,132,886.34
                                  =====================================================================

All Certificates Excluding
    Writedown Balances                       0.00            0.00               0.00    277,669,179.45
                                  =====================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 1999-D                                                                      REPORT DATE:    4/7/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                         POOL REPORT #        8
REMITTANCE REPORT
REPORT      MONTH:        March-00                                                                           Page 6 of 6

CERTIFICATE INTEREST ANALYSIS

                                                                            Current                                  Interest
                  Pass     Beginning Carry-                          Carry-Over                         Ending       Paid Per
      Senior     Through     Over Priority    Current Priority   Priority Interest                    Carry-Over      $1,000
   Certificates   Rate     Interest Balance   Interest Accrual        Accrual            Paid          Balance        Denom.
A-1              7.8400%         0.00           1,323,068.97            0.00        1,323,068.97         0.00        5.83655




                           ----------------------------------------------------------------------------------
Total                             0.00          1,323,068.97            0.00        1,323,068.97         0.00
                           ==================================================================================


      Senior       Total Class
   Certificates   Distribution
A-1               3,297,332.89




                 ------------------
Total              3,297,332.89
                 ==================


                                                                      Current                             Ending           Beg.
                  Pass     Beginning Carry-                          Carry-Over        Priority         Carry-Over      Carry-Over
   Subordinate   Through     Over Priority    Current Priority   Priority Interest     Interest     Priority Interest    Shortfall
   Certificates   Rate     Interest Balance   Interest Accured        Accured            Paid            Balance       Int. Balance
M-1              8.0000%              0.00          151,126.67               0.00      151,126.67              0.00


M-2              9.1900%              0.00           96,793.78               0.00       96,793.78              0.00           0.00


B-1              7.0000%              0.00           96,973.33               0.00       96,973.33              0.00


B-2              6.0000%              0.00           83,120.00               0.00       83,120.00              0.00


X                             1,630,925.51          231,113.88               0.00            0.00      1,862,039.39

R                                     0.00                0.00               0.00            0.00              0.00

Service Fee      1.0000%              0.00          232,983.34               0.00      232,983.34              0.00
                --------------------------------------------------------------------------------------------------------------------

Total                         1,630,925.51          892,111.00               0.00      660,997.12      1,862,039.39           0.00
                ====================================================================================================================

All Certificates              1,630,925.51        2,215,179.97               0.00    1,984,066.09      1,862,039.39           0.00
                ====================================================================================================================


                     Current        Current                     Ending         Beg.       Current      Current
                    Shortfall      Carry-Over    Shortfall    Carry-Over    Carry-Over   Writedown    Carry-Over
   Subordinate      Interest       Shortfall     Interest      Shortfall     Writedown   Interest     Writedown      Writedown
   Certificates      Accrued      Int. Accrued     Paid      Int. Balance  Int. Balance   Accrued    Int. Accrued  Interest Paid
M-1                                                                            0.00         0.00           0.00           0.00


M-2                   7,367.21          0.00    7,367.21           0.00        0.00         0.00           0.00           0.00


B-1                                                                            0.00         0.00           0.00           0.00


B-2                                                                            0.00         0.00           0.00           0.00


X

R

Service Fee
                -----------------------------------------------------------------------------------------------------------------

Total                 7,367.21          0.00    7,367.21           0.00        0.00         0.00           0.00           0.00
                =================================================================================================================

All Certificates      7,367.21          0.00    7,367.21           0.00        0.00         0.00           0.00           0.00
                =================================================================================================================

                     Ending        Interest
                   Carry-Over      Paid Per       Total
   Subordinate     Writedown        $1,000        Class
   Certificates   Int.Balance       Denom.    Distribution
M-1                   0.00        6.66667      151,126.67


M-2                   0.00        7.11667      104,160.99


B-1                   0.00        5.83333       96,973.33


B-2                   0.00        5.00000       83,120.00


X                                                    0.00

R                                                    0.00

Service Fee                                    232,983.34
                  ---------               ----------------

Total                 0.00                     668,364.33
                  =========               ================

All Certificates      0.00                   3,965,697.22
                  =========               ================

Cumulative X Interest Shortfall              1,862,039.39
Cumulative Accelerated Prin. Disb.          (1,569,478.59)
                                          ----------------
                                               292,560.80
                                          ================
